SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  September 25, 2003

Vertex Pharmaceuticals Incorporated

(Exact name of registrant as specified in its charter)

MASSACHUSETTS	000-19319	04-3039129
(state or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.

130 WAVERLY STREET
CAMBRIDGE, MA 02139

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code:  (617) 444-6100

ITEM 5.   OTHER EVENTS.

Vertex Pharmaceuticals and certain of its officers have been named as defendants in two purported shareholder class action lawsuits alleging violations of federal securities laws. The plaintiffs allege that the defendants concealed material information regarding VX-745, an investigational agent with potential in the treatment of inflammatory and neurological diseases.  The lawsuits allege that these improper acts took place in 2000 and 2001.  Vertex Pharmaceuticals believes that the claims are without merit and will take all steps necessary to defend itself vigorously.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VERTEX PHARMACEUTICALS INCORPORATED
(Registrant)

Date: September 25, 2003	/s/ Ian F. Smith
Ian F. Smith
Vice President and Chief Financial Officer